                                                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

1.       Premium Standard Farms, Inc., a Delaware corporation*

2.       Premium Standard Farms of North Carolina, Inc., a Delaware corporation**

3.       LPC Transport, Inc., a Delaware corporation**

4.       Lundy International, Inc., a North Carolina corporation**

5.       L&H Farms, LLC, a North Carolina limited liability company***

6.       L&S Farms, a North Carolina general partnership****

*        a direct, wholly-owned subsidiary of the Registrant

**       an indirect, wholly-owned subsidiary of the Registrant

***      an indirect, 50% owned subsidiary of the Registrant

****     an indirect, 60% owned subsidiary of the Registrant